UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 23, 2009
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Ford Motor Company (the “Company”) submitted an application for term loans totaling $11.4 billion to the United States Department of Energy (the “DOE”) dated November 18, 2008 pursuant to the DOE’s Advanced Technology Vehicles Manufacturing Incentive Program (the “ATVM Program”).  The Company’s application, which was deemed substantially complete on December 16, 2008, relates to ATVM Program expenditures approved by the DOE to be made by the Company extending beyond 2011.  By mutual agreement of the Company and the DOE, the Company’s application was amended and restated on June 12, 2009 (as so amended and restated, the “Application”) to request, initially, term loans totaling $5.937 billion to fund, in part, the ATVM Program expenditures approved through 2011.  Loans to fund the approved ATVM Program expenditures beyond 2011 are subject to further approvals by the DOE.  The ATVM Program was authorized by section 136 of the Energy Independence and Security Act of 2007, as amended from time to time (“Section 136”), to provide up to $25 billion of loans to automobile and automobile part manufacturers for the cost of re-equipping, expanding, or establishing manufacturing facilities in the United States to produce advanced technology vehicles or qualified components, and for associated engineering integration costs.  Loans under the ATVM will be made by and through the Federal Financing Bank, an instrumentality of the United States government created by the Federal Financing Bank Act of 1973 that is under the general supervision of the Secretary of the Treasury (“FFB”).

On June 23, 2009, the Company and DOE entered into a Conditional Commitment Letter (the “Commitment Letter”) pursuant to which DOE is willing to (i) arrange a 13-year multi-draw term loan facility (the “Facility”) under the ATVM Program in the aggregate principal amount of $5.937 billion, (ii) designate the Company as a borrower under the ATVM Program and (iii) cause FFB to enter into a Note Purchase Agreement for the purchase of notes to be issued by the Company evidencing such loans.  The Commitment Letter is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

DOE’s commitment under the Commitment Letter is subject to (a) the preparation, execution and delivery of definitive agreements (the “Loan Documents”) as set forth in the Term Sheet attached to the Commitment Letter (the “Term Sheet”) incorporating the terms and conditions set forth in the Conditional Commitment Letter and the Term Sheet, satisfactory to DOE; (b) the absence of a Material Adverse Effect (as defined in the Commitment Letter); (c) DOE’s satisfaction with all legal matters with respect to the Company; (d) DOE’s satisfaction with all tax and accounting matters with respect to the Company; (e) DOE’s satisfaction, in its reasonable discretion, with the capital, corporate and organizational structure of the Company; (f) the Company’s receipt of all material governmental and third party consents (if any) necessary to permit the loans and the borrowings; and (g) those conditions precedent specified in the Term Sheet.

The proceeds of advances under the Facility will be used to finance certain costs eligible for financing under the ATVM Program (“Eligible Project Costs”) that are incurred though 2011 in the implementation of thirteen advanced technology vehicle programs approved by DOE (each, a “Project”).  The Commitment Letter limits the amount of advances that may be used to fund Eligible Project Costs for each Project, and the Company’s ability to borrow to finance Eligible Project Costs with respect to a Project will be conditioned on the Company meeting agreed milestones and fuel economy targets for that Project.

Advances against the loans may be requested from the date of the definitive agreements to June 30, 2012, and the loans will mature on June 15, 2022 (the “Maturity Date”). Each advance will bear interest at a blended rate based on the Treasury yield curve at the time such advance is borrowed based on the principal amortization schedule for that advance.  Interest will be payable quarterly in arrears.  The principal amount of the loans will be payable in equal quarterly installments commencing on September 15, 2012 through the Maturity Date.

The Company’s obligations under the Facility will be secured by a first priority security interest in any assets purchased or developed with the proceeds of the loans and a security interest in all of the collateral pledged under the Company’s existing Credit Agreement dated as of December 15, 2006 (the “Existing Credit Agreement”) subordinated solely to (a) prior perfected security interests securing certain indebtedness as defined in the Term Sheet and letters of credit not to exceed $19,100,000,000 and cash management and hedging obligations in an amount not to exceed $1,500,000,000 and (b) certain other permitted liens described in the Term Sheet.  Certain of the Company’s domestic subsidiaries that, together with the Company, hold a substantial portion of the Company’s consolidated domestic automotive assets (excluding cash) and that guarantee the Existing Credit Agreement will guarantee the Company's obligations under the Facility, and future material domestic subsidiaries will become guarantors when formed or acquired.

In order to provide the subordinated security interest necessary to secure the Company's obligations under the Facility and any obligations under future loans up to the $11 billion in the aggregate that may be extended by DOE pursuant to the Application, the Existing Credit Agreement will have to be amended to increase from $4 billion to $14 billion the limit of second lien debt that can be secured by the assets securing the Company's obligations under the Existing Credit Agreement.  Such an amendment will require the vote of lenders holding a majority in principal amount of outstanding indebtedness or commitments under the Existing Credit Agreement.  Similarly, an amendment will be required to increase from $4 billion to $14 billion a second lien debt limitation applicable to the Company's $3 billion principal amount 9.5% Guaranteed Secured Note due January 1, 2018 (“Second Lien Note”), issued pursuant to the UAW Retiree Health Care Settlement Agreement described in Note 23 of the Notes to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008.  The Settlement Agreement established a new Voluntary Employee Beneficiary Association trust that on December 31, 2009 would assume the obligation to provide retiree health care to eligible active and retired UAW-represented employees of Ford and their eligible spouses, surviving spouses and dependents.

Affirmative Covenants. The Loan Documents will contain affirmative covenants substantially similar to those in the Existing Credit Agreement (including similar baskets and exceptions), including delivery of the Company’s financial statements and those of certain of its subsidiaries, delivery of compliance certificates and notices of default, maintenance of the Company’s automotive business and corporate existence, delivery of certain future guarantees and collateral, as well as certain other affirmative covenants required in connection with the ATVM Program, including compliance with ATVM Program requirements, introduction of advanced technology vehicles to meet or exceed projected overall annual fuel economy improvements and delivery of progress reports and audit reports with respect to the Projects.

Negative Covenants. The Loan Documents will contain negative covenants substantially similar to those in the Existing Credit Agreement, including restrictive covenants that limit, subject to certain exceptions, the Company’s ability to pay dividends, make certain repurchases of equity or repay certain of its material indebtedness prior to maturity, its ability and the ability of the guarantors to incur secured indebtedness, the Company’s ability to merge or consolidate with another person or to grant liens on the collateral securing the credit facilities, and the ability of the Company’s foreign subsidiaries whose equity has been pledged under the Credit Agreement to incur indebtedness. The Loan Documents will also contain negative pledge and sale-leaseback covenants substantially similar to covenants in the Existing Credit Agreement and the Company’s existing senior unsecured debt.

Liquidity Covenant. The Loan Documents will contain a covenant substantially similar to the liquidity covenant in the Existing Credit Agreement requiring the Company to maintain an aggregate minimum amount of $4,000,000,000 of domestic cash, cash equivalents, loaned and marketable securities and short-term VEBA assets and/or availability under its revolving credit facility.

Events of Default. The Loan Documents will contain the following events of default that are substantially similar to those in the Existing Credit Agreement or otherwise required in connection with the ATVM Program:

•	failure to make payments when due;

•	any representation or warranty is materially incorrect;

•	breach of covenants under any Loan Documents (subject to grace periods consistent with the Existing Credit Agreement);

•	cross payment default with respect to debt for borrowed money of the Company or any significant guarantor in an aggregate outstanding principal amount of $1,000,000,000 or more;

•	cross acceleration to the pari passu notes, if any, or the debt for borrowed money of the Company or any significant guarantor with an aggregate outstanding principal amount of $1,000,000,000 or more;

•	bankruptcy of the Company, any significant guarantor, FMCC, Volvo or Ford Canada;

•
U.S. judgments against the Company or any significant guarantor not vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days, that involve a liability of either (a) $100,000,000 (or the foreign currency equivalent thereof) or more, in the case of any single judgment or decree or (b) $200,000,000 (or the foreign currency equivalent thereof) or more in the aggregate;

•	change in control;

•	invalidity of any material guarantee or any security interest subject to a materiality threshold;

•	occurrence of certain ERISA events; and

•	failure to fund certain costs related to the Projects required to be paid by the Company as described in the Term Sheet.

Upon the occurrence of an event of default, the Loan Documents will include usual and customary notice periods and remedies.

It is anticipated that the Loan Documents will be entered into and the conditions thereto will be satisfied, including obtaining necessary amendments to the second lien debt limit applicable to the Existing Credit Agreement and the Second Lien Note, by August of this year, following which draws under the Facility can begun being made.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 99.1	Conditional Commitment Letter	Filed with this Report
dated June 23, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: June 29, 2009	By:	/S/ Louis J. Ghilardi
Louis J. Ghilardi Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99.1	Conditional Commitment Letter dated June 23, 2009